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                                                                     EXHIBIT 4.1

                        INCORPORATED UNDER THE LAWS OF
                                   COLORADO


                                                           CLASS __ COMMON STOCK
NUMBER  __                                                  ___________  SHARES


                                  GAIAM, INC.

                        Shares are with .0001 par value

This Certifies that ___________ is the owner of ____________________________________________ Shares of the Class __ Common Stock
of Gaiam, Inc. FULLY PAID AND NON-ASSESSABLE, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this ___ day of September AD _____.

President _________________
Secretary _____________________


For Value Received, _____ hereby sell, assign and transfer unto
________________________________________________________________________________
_________________________Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
__________________________________________________ Attorney to transfer the said
Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________   ________

In presence of _______________________________________________________